Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Investment and Administrative Committee of the
Bowne 401(k) Savings Plan:
We consent to the incorporation by reference in Registration Statements (Nos. 333-102046 and 033-35810) on Form S-8 of Bowne & Co., Inc. of our report dated June 29, 2009, relating to the statement of net assets available for benefits of the Bowne 401(k) Savings Plan as of December 31, 2008, which report appears in the December 31, 2009 annual report on Form 11-K of the Bowne 401(k) Savings Plan.
/s/ KPMG LLP
New York, New York
June 15, 2010

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